Exhibit 5.1

Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166-0193 www.gibsondunn.com

Client: 50819-00056

November 1, 2023

The Kraft Heinz Company

200 East Randolph Street, Suite 7600

Chicago, Illinois 60601

Re:	The Kraft Heinz Company

Kraft Heinz Foods Company

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to The Kraft Heinz Company, a Delaware corporation (the “Company”) and Kraft Heinz Foods Company, a Pennsylvania limited liability company and a subsidiary of the Company (“KHFC”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of:

(i) the Company’s unsecured debt securities, which may be either senior debt securities (the “Company Senior Debt Securities”) or subordinated debt securities (the “Company Subordinated Debt Securities” and, collectively with the Company Senior Debt Securities, the “Company Debt Securities”);

(ii) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);

(iii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”);

(iv) depositary shares each representing a fraction of a share of a particular series of Preferred Stock (the “Depositary Shares”);

(v) contracts for the purchase or sale of Company Debt Securities, KHFC Guarantees (as defined below), Preferred Stock or Common Stock or other securities, currencies or commodities (the “Company Purchase Contracts”);

(vi) warrants for the purchase of Common Stock, Preferred Stock, Depositary Shares, Company Debt Securities or KHFC Guarantees (the “Company Warrants”);

(vii) guarantees of the KHFC Debt Securities (as defined below) by the Company (the “Company Guarantees”)

(viii) units comprised of any combination of Common Stock, Preferred Stock, Depositary Shares, Company Purchase Contracts, Company Debt Securities, KHFC Guarantees, Company Warrants, securities of KHFC registered under the Registration Statement or any combination thereof (the “Company Units”);

(ix) KHFC’s unsecured debt securities, which may be either senior debt securities (the “KHFC Senior Debt Securities”) or subordinated debt securities (the “KHFC Subordinated Debt Securities” and, collectively with the KHFC Senior Debt Securities, the “KHFC Debt Securities”);

(x) contracts for the purchase or sale of KHFC Debt Securities, Company Guarantees, or other securities, currencies or commodities (the “KHFC Purchase Contracts”);

(xi) warrants for the purchase of KHFC Debt Securities or Company Guarantees (the “KHFC Warrants”);

(xii) guarantees of the Company Debt Securities by KHFC (the “KHFC Guarantees”); and

(xiii) units comprised of any combination of KHFC Purchase Contracts, KHFC Debt Securities, Company Guarantees, KHFC Warrants, securities of the Company registered under the Registration Statement or any combination thereof (the “KHFC Units”).

The Company Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Company Purchase Contracts, Company Warrants, Company Guarantees, Company Units, KHFC Debt Securities, KHFC Purchase Contracts, KHFC Warrants, KHFC Guarantees and KHFC Units are collectively referred to herein as the “Securities.” Any Company Senior Debt Securities are to be issued under an indenture to be entered into between the Company and a financial institution to be named at the time such indenture is executed, as indenture trustee (the “Senior Base Indenture”). Any Company Subordinated Debt Securities are to be issued under an indenture to be entered into between the Company and a financial institution to be named at the time such indenture is executed, as indenture trustee (the “Subordinated Base Indenture”). The KHFC Debt Securities are to be issued under an indenture dated as of July 1, 2015, entered into among KHFC, as issuer, the Company, as guarantor and Deutsche Bank Trust Company Americas, as successor trustee to Wells Fargo Bank, National Association (the “Trustee”) (the “KHFC Base Indenture” and, together with the Senior Base Indenture and the Subordinated Base Indenture, the “Base Indentures”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of forms of the Base Indentures, forms of the Company Debt Securities, KHFC Debt Securities, Company Guarantees, KHFC Guarantees, specimen Common Stock certificates and such other documents, corporate records, certificates of officers of the Company, KHFC and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company, KHFC and others.

We are not admitted or qualified to practice law in the Commonwealth of Pennsylvania. Therefore, we have relied upon the opinion McGuireWoods LLP, filed as Exhibit 5.2 to the Registration Statement, with respect to matters governed by the laws of the Commonwealth of Pennsylvania.

We have assumed without independent investigation that:

(i) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv) at the Relevant Time, all corporate or other action required to be taken by the Company and KHFC to duly authorize each proposed issuance of Securities and any related documentation (including (i) the due reservation of any shares of Common Stock or Preferred Stock for issuance upon exercise, conversion or exchange of any Securities for Common Stock or Preferred Stock (a “Convertible Security”), and (ii) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 11 below) shall have been duly completed and shall remain in full force and effect;

(v) upon issuance of any Common Stock or Preferred Stock, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under its certificate of incorporation and other relevant documents;

(vi) in the case of Company Debt Securities and KHFC Guarantees, at the Relevant Time, the relevant Base Indenture shall have been duly executed and delivered by the Company, KHFC and all other parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended; and

(vii) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company and/or KHFC and duly executed and delivered by the Company and/or KHFC, and the other parties thereto.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to any Company Debt Securities and related KHFC Guarantees, when:

a.

the terms and conditions of such Company Debt Securities and related KHFC Guarantees have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the relevant Base Indenture,

b.	any such supplemental indenture has been duly executed and delivered by the Company, KHFC and the relevant trustee (together with the relevant Base Indenture, the “Indenture”), and

c.

such Company Debt Securities and KHFC Guarantees have been executed (in the case of certificated Securities), delivered and authenticated in accordance with the terms of the applicable Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such Company Debt Securities will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and the KHFC Guarantees will be legal, valid and binding obligations of KHFC obligated thereon, enforceable against KHFC in accordance with their respective terms.

2. With respect to shares of Common Stock, when:

a.

such shares of Common Stock have been duly executed (in the case of certificated shares) and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (ii) upon conversion or exercise of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, and for any additional consideration specified therein, which consideration (including any consideration paid for such Convertible Security), on a per-share basis, shall in either event not be less than the par value of the Common Stock, and

b.

any such Convertible Security was previously validly issued and is fully paid and non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, such shares of Common Stock will be validly issued, fully paid and non-assessable.

3. With respect to any shares of Preferred Stock, when:

a.	the certificate of designations relating to such Preferred Stock has been duly executed and filed with the Office of the Secretary of State of the State of Delaware,

b.

such shares have been issued either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement and for the consideration therefor provided for therein or (ii) upon exercise, conversion or exchange of any Convertible Security and for any additional consideration specified in such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, which consideration (including any consideration paid for such Convertible Security), on a per-share basis, shall in either event not be less than the par value of the Preferred Stock, and

c.

any such Convertible Security was previously validly issued and is fully paid and non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

4. With respect to Depositary Shares, when:

a.	a deposit agreement relating to such Depositary Shares (“Deposit Agreement”) has been duly executed and delivered by the Company and the depositary appointed by the Company,

b.	the terms of the Depositary Shares have been established in accordance with the Deposit Agreement, and

c.

the depositary receipts representing the Depositary Shares have been duly executed and countersigned (in the case of certificated Depositary Shares), registered and delivered in accordance with the related Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement for the consideration provided therein, the depositary receipts evidencing the Depositary Shares will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to any Company Purchase Contracts, when:

a.	the related purchase contract agreement (“Company Purchase Contract Agreement”), if any, has been duly executed by the Company and each other party thereto,

b.

the terms of the Company Purchase Contracts have been established in accordance with the Company Purchase Contract Agreement, if any, or the applicable definitive purchase, underwriting or similar agreement,

c.

the terms of any collateral or security arrangements relating to such Company Purchase Contracts have been established and the agreements thereto have been validly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent, if applicable, in accordance with such arrangements, and

d.

such Company Purchase Contracts have been executed (in the case of certificated Company Purchase Contracts) and delivered in accordance with the Company Purchase Contract Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Company Purchase Contracts will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

6. With respect to any Company Warrants, when:

a.	the warrant agreement relating to such Company Warrants (the “Company Warrant Agreement”), if any, has been duly executed and delivered by the Company and each other party thereto,

b.	the terms of the Company Warrants have been established in accordance with the Company Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

c.

the Company Warrants have been duly executed (in the case of certificated Company Warrants) and delivered in accordance with the Company Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Company Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to any Company Units, when:

a.	the unit agreement relating to the Company Units (the “Company Unit Agreement”), if any, has been duly executed and delivered by the Company and each other party thereto,

b.	the terms of the Company Units have been duly established in accordance with the Company Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

c.

the Company Units have been duly executed (in the case of certificated Company Units) and delivered in accordance with the Company Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, the Company Units will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. With respect to any KHFC Debt Securities and related Company Guarantees, when:

a.

the terms and conditions of such KHFC Debt Securities and related Company Guarantees have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the KHFC Base Indenture,

b.	any such supplemental indenture has been duly executed and delivered by KHFC, the Company, and the Trustee (together with the KHFC Base Indenture, the “KHFC Indenture”), and

c.

such KHFC Debt Securities and Company Guarantees have been executed (in the case of certificated Securities), delivered and authenticated in accordance with the terms of the KHFC Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such KHFC Debt Securities will be legal, valid and binding obligations of KHFC, enforceable against KHFC in accordance with their respective terms, and the Company Guarantees will be legal, valid and binding obligations of the Company obligated thereon, enforceable against the Company in accordance with their respective terms.

9. With respect to any KHFC Purchase Contracts, when:

a.	the related purchase contract agreement (“KHFC Purchase Contract Agreement”), if any, has been duly executed by KHFC and each other party thereto,

b.

the terms of the KHFC Purchase Contracts have been established in accordance with the KHFC Purchase Contract Agreement, if any, or the applicable definitive purchase, underwriting or similar agreement,

c.

the terms of any collateral or security arrangements relating to such KHFC Purchase Contracts have been established and the agreements thereto have been validly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent, if applicable, in accordance with such arrangements, and

d.

such KHFC Purchase Contracts have been executed (in the case of certificated KHFC Purchase Contracts) and delivered in accordance with the KHFC Purchase Contract Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such KHFC Purchase Contracts will be legal, valid and binding obligations of KHFC, enforceable in accordance with their terms.

10. With respect to any KHFC Warrants, when:

a.	the warrant agreement relating to such KHFC Warrants (the “KHFC Warrant Agreement”), if any, has been duly executed and delivered by KHFC and each other party thereto,

b.	the terms of the KHFC Warrants have been established in accordance with the KHFC Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

c.

the KHFC Warrants have been duly executed (in the case of certificated KHFC Warrants) and delivered in accordance with the KHFC Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such KHFC Warrants will be legal, valid and binding obligations of KHFC, enforceable against the KHFC in accordance with their terms.

11. With respect to any KHFC Units, when:

a.	the unit agreement relating to the KHFC Units (the “KHFC Unit Agreement”), if any, has been duly executed and delivered by KHFC and each other party thereto,

b.	the terms of the KHFC Units have been duly established in accordance with the KHFC Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

c.

the KHFC Units have been duly executed (in the case of certificated KHFC Units) and delivered in accordance with the KHFC Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, the KHFC Units will be legal, valid and binding obligations of KHFC, enforceable against KHFC in accordance with their terms.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America, and to the extent relevant for our opinions herein, the Delaware General Corporation Law. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinions contained in paragraphs 2 and 3 above. This opinion is limited to the effect of the current state of the laws of the State of New York and the Delaware General Corporation Law and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions above (other than those in paragraphs 2 and 3) are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws and (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party.

D. To the extent relevant to our opinions in paragraphs 4, 5, 6, 7, 9, 10 and 11 and not covered by our opinions in paragraphs 1, 2, 3 or 8, we have assumed that any securities, currencies or commodities underlying, comprising or issuable upon exchange, conversion or exercise of any Depositary Shares, Company Purchase Contracts, KHFC Purchase Contracts, Company Warrants, KHFC Warrants, Company Units or KHFC Units are validly issued, fully paid and non-assessable (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents) and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of the Securities” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP